Exhibit 99.1

FOR IMMEDIATE RELEASE

10-10

Contact:

Rhonda Carroll

Corporate Secretary

713.787.3118

ENCORE BANCSHARES, INC. FILES UNIVERSAL SHELF REGISTRATION

HOUSTON – June 15, 2010 – Encore Bancshares, Inc. (NASDAQ: EBTX) (“Encore”) announced today that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission. When declared effective by the SEC, the shelf registration statement will allow Encore to raise capital from time to time in future offerings, up to an aggregate of $75.0 million, through the sale in any combination of debt securities, common and preferred stock, warrants, depositary shares and units. The specific terms of any such future offerings will be established by Encore at the time of each offering, subject to market conditions, and will be described in detail in a prospectus supplement filed at the time of the offering. Encore does not have any immediate plans or commitments to sell securities under the shelf registration statement.

“While we have no definitive plans to raise capital at this time, we believe this registration statement will enhance our ability to quickly raise capital at a later date,” said James S. D’Agostino, Jr., Chairman and Chief Executive Officer. “Although this shelf registration affords us greater flexibility to continue to build our Houston franchise, pursue opportunities, and redeem all or a portion of the preferred stock issued in connection with our participation in the U.S. Treasury Capital Purchase Program, we will continue to be sensitive to how we raise capital considering the effect on book value per common share.”

The registration statement on Form S-3 filed with the SEC has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release does not constitute an offer to sell, or the solicitation of an offer to buy, securities nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of that state or jurisdiction. Any offer of securities covered by the registration statement will be made solely by means of a prospectus included in the registration statement and a prospectus supplement with respect to such offering.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A. and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area and four in southwest Florida. Headquartered in Houston and with $1.6 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank’s affiliates are not FDIC insured. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “EBTX”.

Safe Harbor Statement

Statements contained herein may include certain forward-looking information about Encore Bancshares that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Risks and uncertainties include, but are not limited to: competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U. S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; changes in the interest rate environment; the failure to complete the pending transaction for the sale of our Florida operations; incorrect assumptions underlying the establishment of an provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2009 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. | Nine Greenway Plaza, Suite 1000 | Houston, Texas 77046

www.encorebank.com